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                                                                   EXHIBIT 23.8

                      CONSENT OF INDEPENDENT ACCOUNTANTS

  We consent to the incorporation by reference in the Form S-4 Registration Statement of Westamerica Bancorporation pertaining to its proposed merger with ValliCorp Holdings, Inc. of our report dated February 10, 1994, with respect to the consolidated financial statements of Mineral King Bancorp, Inc. for the year ended December 31, 1993 which appears in the Annual Report on Form 10-K of ValliCorp Holdings, Inc. for the year ended December 31, 1995.

/s/Price Waterhouse LLP

Price Waterhouse LLP
Los Angeles, California
December 3, 1996